Exhibit 99.1

Baldwin Announces Positive Q4 FY2009 Results

SHELTON, Conn.--(BUSINESS WIRE)--August 20, 2009--Baldwin Technology Company, Inc. (NYSE Amex: BLD), a global leader in process automation technology for the printing industry, today reported its financial results for the Company’s fiscal year and fourth quarter ended June 30, 2009.

Highlights

  Fourth quarter reported net income per share was $0.02
  Fourth quarter sequential revenue improvement of 10%
  Full year adjusted (non-GAAP) net income per share was $0.07 – reported loss of $0.74 per share
  Total year cash flow from operations was $2.6 million
  Restructuring and cost reduction actions eliminated annualized costs of over $24 million going forward
  Backlog continues to strengthen into fiscal year 2010
  Credit agreement amended through November 2011
  Formed new alliances with Tolerans, Q.I. Press Controls and Betz

Fourth Quarter and Fiscal Year 2009 Financial Results

The Company reported fourth quarter net sales of $39.5 million, a decrease of $25.8 million, or 39% from net sales of $65.3 million for the fourth quarter of the prior year. Currency effects negatively impacted sales by $3.2 million, or 5%. Fourth quarter sales represented a 10% sequential increase over third quarter sales of $36.1 million.

Net sales for the fiscal year ended June 30, 2009 were $177.8 million compared to net sales of $236.3 million for the year ended June 30, 2008, a decrease of $58.5 million, or 25%. Currency effects accounted for $6.5 million of the decrease, or 3%.

Fourth quarter net income was $0.4 million or $0.02 per diluted share compared to net income of $3.1 million or $0.20 per diluted share for the comparable quarter in the prior year. Net income for the quarter ended June 30, 2008 included a release of deferred tax asset valuation allowance of $0.4 million, which favorably impacted the tax provision and net income by the same amounts.

Net loss for the fiscal year 2009 was $11.4 million or $0.74 per diluted share compared to $6.5 million net income or $0.41 per diluted share for the prior year. Current year results reflect charges of $15.1 million recorded during second and third quarters for restructuring ($4.7 million), goodwill impairments ($5.7 million), provision for additional inventory reserves ($4.2 million) and an additional reserve of accounts receivable ($0.5 million). Adjusted for those certain charges, the Company recorded net income of $1 million, or $0.07 per diluted share for the year.

Adjusted EBITDA, which the Company defines as earnings (loss) before interest, taxes, depreciation, amortization, restructuring and other nonrecurring expenses, as shown in the attached schedule, was $1.3 million for the FY 2009 fourth quarter, compared to $4.9 million in the same quarter 2008, and $6.9 million and $15.1 million for the full years 2009 and 2008, respectively.

Cash flow from operations was $2.6 million and $7.6 million in FY2009 and FY2008, respectively.

Orders for the fiscal fourth quarter were approximately $40 million, a decrease of 21% over orders of $50.4 million during the fourth quarter of fiscal year 2008. Orders for the year were $169.7 million, a 27% decrease from prior year orders of $231.9 million. Backlog as of June 30, 2009 was $40.1 million compared to $48.2 million a year earlier.

Please refer to the attached schedule, “Pro-forma non-GAAP Statements of Operations,” for a reconciliation of GAAP results to adjusted results.

Update on Restructuring

The Company has completed the restructurings initiated during the second and third quarters with an expected annualized cost reduction of over $24 million.

Credit Facility Amendment

On July 31, 2009, Baldwin successfully concluded the amendment to its credit agreement with Bank of America as the lead bank. The amendment reduced the total revolving loan commitment from $35 to $25 million, established interest and fee margins and modified covenant targets and certain other provisions through November 21, 2011, the original termination date of the credit agreement. The new facility provides the liquidity required to execute the Company’s operating plan.

Print 09

At Print 2009 in September, Baldwin will introduce the new Protech PCS flexo plate cleaning system, FusionFLEX blanket cleaning and LithoSpray Cobra spray dampening systems. In addition, with its alliance partners Betz GmbH and Tolerans AB, Baldwin will showcase the ColorPump for UV inks and the S60 Speedliner ribbon and cylinder stitchers. New performance-optimizing PREPAC blanket cleaning consumables and Oxy-Dry anti-offset powders will also be released for the first time at Print 2009.

Recent Significant Announcements

  Baldwin Secures $2.2M in Press Equipment Orders (June 8, 2009)
  Baldwin Signs Agreement with Q.I. Press Controls for Exclusive Representation in Japan (July 16, 2009)
  Baldwin Selected for Middle East Upgrade Project (July 30, 2009)

Additional details, copies of these releases and other news can be found at www.baldwintech.com.

Comments

President and CEO Karl S. Puehringer said, “We have successfully navigated our way during one of the most difficult periods in our history. Our Company is financially healthy and cash flow positive. Although the financial results for the year and the fourth quarter represented year-over-year decreases in revenue and net income, we believe the sequential improvements from the third quarter to the fourth quarter are encouraging and reflect the benefits from the actions we took during 2009. In fact, we have seen an improvement in our order backlog to $44.6 million as of last week.

“The global financial crisis has had a negative impact on the leading press manufacturers who suffered significant declines in new orders. Our global revenue decreased as a result of that impact on our major OEM customers, as well as our printer and publisher customers. However, our decisive action in anticipation of the global recession reduced our global work force by 18% and will eliminate sufficient costs to position us to be profitable and cash flow positive during the economic contraction. Our fourth quarter profitability is an indication that the actions taken during the second and third quarters were effective in addressing the operational challenges imposed by the severe global economic contraction. Although we recorded a net loss for the year, when adjusted for nonrecurring charges, we were able to generate a net profit of $1 million, or $0.07 per share.

“As the economy improves, we will be able to leverage our reduced cost structure for improved profitability. Notwithstanding the challenges of recent economic events, we continue expanding our alliance relationships and initiatives including our new agreements with Tolerans, a Swedish-based world leader of in-line stitching, Q.I. Press Controls, a Dutch-based world leader in automatic press control systems, and Betz, a German-based global leader for ink supply equipment. These additional products complement our existing range of products and strengthen our global position as a one-stop source for printing process automation. We are also taking advantage of the growth opportunities in emerging markets and food blends,” Puehringer said.

Vice President and CFO John P. Jordan said, “As we faced declining revenues during the fiscal year, we focused on managing working capital, adjusting our costs to the reduced revenue structure and ensuring the viability of our credit facility. We successfully renegotiated our debt agreement with our banking partners, which reflects their confidence in our business model and in our ability to implement the Company’s operating plan. The agreement provides us with adequate liquidity to carry out our plans and execute on our goals.

“Again, we were cash flow positive for the fiscal year, and we are encouraged by the sequential quarterly improvements in net income and order backlog. Close to 50% of our sales derive from the recurring revenue product lines of consumables, spare parts, service and food blends. The high proportion of these recurring revenues ensures us of a more uniform revenue stream,” Jordan said.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company is providing operating results adjusted for certain items including asset impairment, write-downs of inventory and accounts receivable, and restructuring charges. These non-GAAP measures are provided to enhance the overall understanding of the Company’s current financial performance. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results.

Conference Call and Webcast

The Company will host a conference call to discuss the financial results and business outlook today at 11 AM Eastern Time. Call in information is below:

Conference Call Access:
Domestic: (800) 734-4208
International: (212) 231-2900
Passcode: Baldwin year-end conference

Rebroadcast Access:
Domestic: (800) 633-8625
International: (402) 977-9141
Passcode: #21434016

An archived webcast of the conference call will also be available on the Company’s web site http://www.baldwintech.com or http://www.investorcalendar.com/IC/CEPage.asp?ID=148665.

Leading the call will be Baldwin President and CEO Karl S. Puehringer and Vice President and CFO John P. Jordan.

About Baldwin

Baldwin Technology Company, Inc. is a leading international supplier of process automation equipment for the printing and publishing industries. Baldwin offers its customers a broad range of market-leading technologies, products and systems that enhance the quality of printed products and improve the economic and environmental efficiency of printing presses. Headquartered in Shelton, Connecticut, the Company has operations strategically located in the major print markets and distributes its products via a global sales and service infrastructure. Baldwin’s technology and products include cleaning systems, fluid management and ink control systems, web press protection systems and drying systems and related consumables. For more information, visit http://www.baldwintech.com.

A profile for investors can be accessed at www.hawkassociates.com/profile/bld.cfm. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors is available at http://www.hawkassociates.com.

To receive free e-mail notification of future releases for Baldwin, sign up at www.hawkassociates.com/about/alert/.

Cautionary Statement

Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, gross margins, operating income (loss), EBITDA, asset impairments, expectations concerning the reductions of costs, the level of customer demand and the ability of the Company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements. Such factors include, but are not limited to: the severity and length of the current economic downturn, the impact of the economic downturn on the availability of credit for the Company's customers, the ability of the Company to comply with the terms of its credit agreement, market acceptance of and demand for the Company's products and resulting revenue, the ability of the Company to successfully expand into new territories, the ability of the Company to meet its stated financial and operational objectives, the Company's dependence on its partners (both manufacturing and distribution), and other risks and uncertainties detailed in the Company's periodic filings with the Securities and Exchange Commission. The words "looking forward," "looking ahead, " "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," " likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to update any forward-looking statements contained in this news release.

Baldwin Technology Company, Inc. Condensed Consolidated Statements of Operations (Unaudited, in thousands, except per share data)

	Quarter ended June 30,
	2009	2008(1)
Net sales	$39,543	$65,270
Cost of goods sold	27,794	44,296
Gross profit	11,749	20,974
Operating expenses	10,962	17,305
Operating income	787	3,669
Interest expense, net	608	696
Other expense (income), net	70	(299)
Income before income taxes	109	3,272
Provision (benefit) for income taxes	(268)	179
Net income	377	3,093
Net income per share – basic	$0.02	$0.20
Net income per share – diluted	$0.02	$0.20
Weighted average shares outstanding – basic	15,360	15,356
Weighted average shares outstanding – diluted	15,377	15,510

	Year ended June 30,
	2009	2008(1)
Net sales	$177,826	$236,330
Cost of goods sold	124,098	161,499
Inventory reserve adjustment	4,250	--
Gross profit	49,478	74,831
Operating expenses	50,958	62,845
Restructuring	4,747	960
Impairment	5,658	--
Operating (loss) income	(11,885)	11,026
Interest expense, net	2,268	2,944
Other expense (income), net	(868)	(271)
(Loss) income before income taxes	(13,285)	8,353
Provision (benefit) for income taxes	(1,888)	1,862
Net (loss) income	(11,397)	6,491
Net (loss) income per share – basic	$(0.74)	$0.42
Net (loss) income per share – diluted	$(0.74)	$0.41
Weighted average shares outstanding – basic	15,329	15,444
Weighted average shares outstanding – diluted	15,329	15,730

(1) amounts have been restated to reflect a change in inventory valuation methodology from LIFO to FIFO for certain domestic inventory

Baldwin Technology Company, Inc. Condensed Consolidated Balance Sheets (Unaudited, in thousands)

	June 30,	June 30,
Assets	2009	2008(1)
Cash and equivalents	$13,806	$9,333
Trade receivables	31,148	49,565
Inventory	21,810	32,849
Prepaid expenses and other	9,446	8,513
Total current assets	76,210	100,260

Property, plant and equipment	5,592	6,159
Intangible assets	31,918	39,700
Other assets	14,699	14,208
Total assets	128,419	160,327

Liabilities
Loans payable	$4,153	$3,767
Current portion of long-term debt	3,534	3,472
Other current liabilities	40,601	60,884
Total current liabilities	48,288	68,123

Long-term debt	20,300	17,963

Other long-term liabilities	11,361	11,959

Total liabilities	79,949	98,045

Shareholders’ equity	48,470	62,282

Total liabilities and shareholders’ equity	$128,419	$160,327

(1) amounts have been restated to reflect a change in inventory valuation methodology from LIFO to FIFO for certain domestic inventory

Baldwin Technology Company, Inc. Consolidated Statements of Cash Flows (Unaudited, in thousands)

	For the year ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(11,397)	$6,491
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,773	2,827
Restructuring charge	4,747	960
Inventory and accounts receivable charge	4,715	--
Impairment charge	5,658	--
Stock based compensation expense	1,092	1,031
Other non cash	(875)	1,622
Changes in assets and liabilities
Accounts and notes receivable	16,234	3,279
Inventories	4,736	1,534
Customer deposits	1,069	(4,890)
Accrued compensation	(4,366)	464
Payment of restructuring and integration charges	(3,216)	(2,383)
Accounts and notes payable, trade	(9,763)	1,623
Other	(8,776)	(4,926)
Net cash provided by operating activities	2,631	7,632

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property, plant and equipment	(1,048)	(1,857)
Additions of patents and trademarks	(949)	(1,688)
Other investing	--	(446)
Net cash (used) provided by investing activities	(1,997)	(3,991)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt borrowings (repayments), net	4,399	(10,578)
Repurchase of common stock	(183)	(760)
Other financing	(602)	(111)
Net cash provided (used) by financing activities	3,614	(11,449)

Effect of exchange rate changes	225	1,107

Net increase (decrease) in cash and cash equivalents	4,473	(6,701)
Cash and cash equivalents at beginning of period	9,333	16,034
Cash and cash equivalents at end of period	13,806	9,333

Baldwin Technology Company, Inc. Pro-forma (non-GAAP) Statements of Operations (Unaudited, in thousands, except per share data)

Quarter ended June 30, 2009	As Reported	Adjustments	As Adjusted
Net sales	$39,543		$39,543
Cost of goods sold	27,794		27,794
Gross profit	11,749		11,749
Operating expenses	10,962		10,962
Operating income	787		787
Interest expense, net	608		608
Other expense, net	70		70
Income before income taxes	109		109
Benefit for income taxes	(268)		(268)
Net income	377		377
EBITDA (3)	1,274		1,274

Net income per share: Basic and Diluted	$0.02		$0.02
Weighted average shares outstanding:
Basic	15,360		15,360
Diluted	15,377		15,377

Quarter ended June 30, 2008	As Reported	Adjustments	As Adjusted
Net sales	65,270		65,270
Cost of goods sold	44,296		44,296
Gross profit	20,974		20,974
Operating expenses	17,305		17,305
Operating income	3,669		3,669
Interest expense, net	696		696
Other (income), net	(299)		(299)
Income before income taxes	3,272		3,272
Provision for income taxes	179		179
Net income	3,093		3,093
EBITDA (3)	4,949		4,949

Net income per share: Basic and Diluted	$0.20		$0.20
Weighted average shares outstanding:
Basic	15,356		15,356
Diluted	15,510		15,510

Pro-forma (non-GAAP) Statements of Operations (Unaudited, in thousands, except per share data)

Year ended June 30, 2009	As Reported	Adjustments	As Adjusted
Net sales	177,826		177,826
Cost of goods sold	124,098		124,098
Inventory reserve adjustment	4,250	(4,250)	--
Gross profit	49,478	4,250	53,728
Operating expenses	50,958	(465)	50,493
Restructuring	4,747	(4,747)	--
Impairment	5,658	(5,658)	--
Operating (loss) income	(11,885)	15,120	3,235
Interest expense, net	2,268		2,268
Other (income), net	(868)		(868)
(Loss) income before income taxes	(13,285)	15,120	1,835
Provision (benefit) for income taxes	(1,888)	2,738 ((2))	850
Net (loss) income	(11,397)	12,382	985
EBITDA (3)	(8,244)		6,876

Net income (loss) per share:
Basic and Diluted	$(0.74)	$0.81	$0.07
Weighted average shares outstanding:
Basic and Diluted	15,329	15,329	15,329

Year ended June 30, 2008 (1)	As Reported	Adjustments	As Adjusted
Net sales	$236,330		$236,330
Cost of goods sold	161,499		161,499
Gross profit	74,831		74,831
Operating expenses	62,845		62,845
Restructuring	960	(960)	--
Operating income	11,026	960	11,986
Interest expense, net	2,944		2,944
Other (income), net	(271)		(271)
Income before income taxes	8,353	960	9,313
Provision for income taxes	1,862	276	2,138
Net income	6,491	684	7,175
EBITDA (3)	14,124		15,084

Net income per share – basic	$0.42	$0.04	$0.46
Net income per share - diluted	0.41	0.04	0.45
Weighted average shares outstanding:
Basic	15,444	15,444	15,444
Diluted	15,730	15,730	15,730

(1) amounts have been restated to reflect a change in inventory valuation methodology from LIFO to FIFO for certain domestic inventory

(2) adjustment to tax provision reflects no benefit on the impairment of goodwill as it is not deductible for tax purposes

(3) EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Baldwin’s management believes that EBITDA provides meaningful supplemental information regarding Baldwin’s current financial performance and prospects for the future. Baldwin believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Baldwin’s ongoing operations and liquidity, and when planning and forecasting future periods. These non-GAAP measures also facilitate management's internal comparisons to Baldwin’s historical operating results and liquidity. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.

CONTACT:
For Baldwin Technology Company, Inc., Shelton
Hawk Associates
Julie Marshall or Frank Hawkins, 305-451-1888
baldwin@hawkassociates.com